Exhibit 99.5(c)

VARIABLE ANNUITY APPLICATION	PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
CONTRACT #	Home Office: Birmingham, Alabama

STATEMENT OF UNDERSTANDING FOR OPTIONAL PROTECTED LIFETIME INCOME BENEFIT:

PROTECTIVE INCOME MANAGER sm OR SECUREPAY WITHDRAWAL BENEFIT®

Required Minimum Distributions

The protected lifetime income benefit, if purchased, permits withdrawals in excess of the Optimal Withdrawal Amount (for Protective Income Manager) or the Annual Withdrawal Amount (for SecurePay) to satisfy the required minimum distributions (RMD) under Internal Revenue Code Section 401(a)(9) as they apply to amounts attributable to this Contract.  These withdrawals will not be treated as ‘excess withdrawals’ provided: a) you notify us in writing at the time you request the withdrawal that it is intended to satisfy RMD requirements; and, b) we calculate the RMD amount based solely on the applicable end-of-year value of this Contract.  The timing and amount of the non-excess RMD protected lifetime income benefit withdrawal we permit from this Contract may be more restrictive than allowed under IRS rules, and may not satisfy the annual RMD requirements for all of the tax-qualified contracts you own. You should consult your tax advisor.

Allocation Guidelines and Restrictions

While a protected lifetime income benefit rider is in effect, we restrict the Contract’s Allocation Options by investment risk category, as described on page 2 of the application.  At least 35% of your total Contract Allocation must be allocated to sub-accounts in Category 1.  Not more than 65% of your total Contract Allocation may be allocated to sub-accounts in Category 2.  Not more than 30% of your total Contract Allocation may be allocated to sub-accounts in Category 3.  If you allocate to a Model Portfolio, the Aggressive Growth model is not available.  The Fixed Account is not available.  You may allocate Purchase Payments directly to the sub-accounts or to any of the available DCA Fixed Accounts, subject to the limitations in the ‘Dollar Cost Averaging’ provision in the Contract.  We systematically and automatically transfer amounts allocated to the DCA Fixed Accounts to the Variable Account according your Contract Allocation.  We systematically and automatically rebalance to your current Variable Account allocation quarterly, semi-annually, or annually, according to your current portfolio rebalancing instructions.  Depending on which lifetime protected income benefit is purchased, we may temporarily restrict access to one or more sub-accounts after the 1st Contract Anniversary, as described in more detail on page 2 of the application under ‘Important Notice About Restricted Sub-Accounts’.

Transfers and Withdrawals

While a protected lifetime income benefit rider is in effect, you may transfer Contract Value among the Allocation Options, but the Contract Value immediately after the transfer must meet the Allocation Guidelines and Restrictions.  You may also change your Contract Allocation provided it meets the Allocation Guidelines and Restrictions.  A change in your Contract Allocation will result in an automatic rebalancing of the Contract Value.  Partial surrenders and withdrawals including applicable surrender charges, if any, are deducted from the Allocation Options in the same proportion that the value of each bears to the total Contract Value.

Prohibited Instructions

The protected lifetime income benefit rider, every benefit it provides, and deduction of the monthly fee terminate at the end of the Valuation Period on which we execute your instruction to:

1.               Do any of the following in a manner that violates the Allocation Guidelines and Restrictions or rider provisions:  allocate a Purchase Payment, process dollar cost averaging transfers, transfer Contract Value, or deduct a partial surrender or withdrawal; or,

2.               Stop portfolio rebalancing; or

3.               Terminate the rider more than 10 years after its Rider Effective Date; or

4.               Change a Covered Person at any time after the Rider Effective Date (for Protective Income Manager) or the Benefit Election Date (for SecurePay); or

5.               Annuitize or terminate the Contract to which the rider(s) are attached.

APPLICATION INSTRUCTIONS

Mailing Address for Applications:	Overnight	U. S. Postal Mail
	Annuity New Business	Annuity New Business
	2801 Hwy 280 South	P. O. Box 10648
	Birmingham, AL 35223	Birmingham, AL 35202-0648

Percentages:  Always use whole (not fractional) percentages.  Percentage totals must equal 100% per category (i.e. “Primary” and “Contingent” Beneficiaries; “Purchase Payment” and “DCA Allocation” instructions; etc.).

Withholding on Withdrawals:  All withdrawals from the Contract, including Protective Income Manager, SecurePay and Partial Automatic Withdrawals must include your instructions regarding Federal Tax Withholding.  Complete “Federal Tax Withholding on Non-Periodic Annuity Payments” form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

APPLICATION COVER PAGE

Select Product:	☐ ProtectiveRewards® II NY	☐ ProtectiveRewards® Elite NY	☐ ProtectiveRewards® II SBV NY

Owner 1
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Owner 2
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Annuitant
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Beneficiary, if there is no surviving Owner

Name	Type	Relationship	Percentage
	☐ P ☐ C			%
	☐ P ☐ C			%
	☐ P ☐ C			%
	☐ P ☐ C			%
	☐ P ☐ C			%

Initial Purchase Payment:   $                                   (minimums:  ProtectiveRewards II NY and ProtectiveRewards II SBV NY - $5,000; ProtectiveRewards Elite NY, or if Protective Income Managersm is added to any product - $25,000 )

Funding Source:	☐	Cash	☐	Non-Qualified 1035 Exchange		☐	Non-Insurance Exchange

	☐	Transfer	☐	Direct Rollover		☐	Indirect Rollover

Plan Type:	☐	Non-Qual	☐	IRA	☐ Roth IRA	☐	Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)
	$	(Amount)	(Tax Year)

Replacement:

Do you currently have an annuity contract or life insurance policy?	☐	Yes	☐	No

Will this annuity change or replace an existing annuity contract or life insurance policy?	☐	Yes	☐	No
(If yes, please provide the company name and contract or policy number below.)

Company 1	Contract or Policy #
Company 2	Contract or Policy #
Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution.  It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALLOCATE PURCHASE PAYMENTS - Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will use the Variable Account allocation in effect at that time.  Use whole percentages.  Purchase Payment and DCA Allocation percentage totals must equal 100%, each.  If using a Model Portfolio, allocate to the Guaranteed Account and one Model Portfolio, only.

Protective Life Guaranteed Account

Purchase		DCA
Payment		Allocation
	%	N/A	Fixed Account — Not available if Protective Income Managersm or a SecurePay Withdrawal Benefit® is purchased.
	%	N/A	DCA Fixed Account 1 — Make DCA transfers on the day (1st — 28th) of the month for months (3 — 6 months).
	%	N/A	DCA Fixed Account 2 — Make DCA transfers on the day (1st — 28th) of the month for months (7 — 12 months).

Important Notice — The Company has the right not to offer the Fixed Account or to discontinue accepting Purchase Payments or transfers into the Fixed Account.  We may discontinue any DCA Fixed Account for any period of time before the Annuity Commencement Date.

Sub-Accounts of Variable Annuity Account A

Purchase Payment		DCA Allocation		Category 1 — Conservative
(Min. 35% allocation if Protective Income Manager or a SecurePay Withdrawal Benefit is purchased.)

	%		%	Fidelity Investment Grade Bond
	%		%	Franklin U. S. Government
	%		%	Invesco Government Securities
	%		%	Lord Abbett Bond Debenture
	%		%	MFS Research Bond
	%		%	OppenheimerFunds Global Strategic Income
	%		%	OppenheimerFunds Money
	%		%	PIMCO Long-Term U.S. Government
	%		%	PIMCO Low Duration
	%		%	PIMCO Real Return
	%		%	PIMCO Short Term
	%		%	PIMCO Total Return

Purchase		DCA
Payment		Allocation		Category 2 — Moderate
(Max. 65% allocation if Protective Income Manager or a SecurePay Withdrawal Benefit is purchased.)

	%		%	Fidelity Index 500
	%		%	Franklin Income
	%		%	Franklin Rising Dividends
	%		%	Goldman Sachs Large Cap Value
	%		%	Goldman Sachs Strategic Growth
	%		%	Invesco Van Kampen Comstock
	%		%	Invesco Van Kampen Equity & Income
	%		%	Invesco Van Kampen Growth and Income
	%		%	Lord Abbett Capital Structure
	%		%	Lord Abbett Classic Stock
	%		%	Lord Abbett Growth and Income
	%		%	MFS Growth
	%		%	MFS Investors Growth Stock
	%		%	MFS Investors Trust
	%		%	MFS Total Return
	%		%	MFS Value
	%		%	Mutual Shares
	%		%	OppenheimerFunds Main Street®
	%		%	Templeton Global Bond

Purchase Payment		DCA Allocation		Category 3 — Aggressive
(Max. 30% allocation if Protective Income Manager or a SecurePay Withdrawal Benefit is purchased.)

	%		%	Fidelity Contrafund®
	%		%	Fidelity Mid Cap
	%		%	Franklin Flex Cap Growth
	%		%	Franklin Small Cap Value
	%		%	Franklin Small-Mid Cap Growth
	%		%	Goldman Sachs Growth Opportunities
	%		%	Goldman Sachs Mid Cap Value
	%		%	Goldman Sachs Strategic International Equity
	%		%	Invesco Balanced Risk Allocation
	%		%	Invesco Van Kampen Mid Cap Growth
	%		%	Invesco Van Kampen Mid Cap Value
	%		%	Legg Mason ClearBridge Mid Cap Core
	%		%	Legg Mason ClearBridge Small Cap Growth
	%		%	Lord Abbett Fundamental Equity
	%		%	Lord Abbett Growth Opportunities
	%		%	Lord Abbett International Opportunities
	%		%	Lord Abbett Mid Cap Value
	%		%	MFS New Discovery
	%		%	MFS Research
	%		%	MFS Utilities
	%		%	OppenheimerFunds Capital Appreciation
	%		%	OppenheimerFunds Global Securities
	%		%	Royce Micro-Cap
	%		%	Royce Small-Cap
	%		%	Templeton Foreign
	%		%	Templeton Growth
	%		%	UIF Global Real Estate

Purchase		DCA
Payment		Allocation		MODEL PORTFOLIOS
(Do not allocate to more than one Model Portfolio)

	%		%	Conservative Growth
	%		%	Moderate Growth
	%		%	Growth and Income
	%		%	Aggressive Growth - Not available if Protective Income Manager or a SecurePay Withdrawal Benefit is purchased.

Important Notice About Restricted Sub-Accounts — Protective Income Manager includes an allocation adjustment that may temporarily restrict access to one or more Sub-Accounts after the 1st Contract Anniversary.  If that occurs, any portion of a future Purchase Payment allocated to a restricted Sub-Account will be applied to the OppenheimerFunds Money Sub-Account while the restriction is in effect.

Portfolio Rebalancing — Must be completed if Protective Income Manager or a SecurePay Withdrawal Benefit is purchased.

Rebalance to my current Variable Account allocation ☐  quarterly ☐  semi-annually ☐  annually on the          day (1st — 28th) of the month.

OPTIONAL BENEFITS AND FEATURES - Not Required.  Select the options to be included in your Contract.

Optional Death Benefit:  Not available if any Owner or Annuitant is age 76 or older, or with Protective Income Manager.

☐  Maximum Anniversary Value

Protective Income Manager sm:  You may purchase Income Manager now or use RightTime® to purchase it later, provided the Covered Person (or both Covered Persons) are between ages 60 and 80 when the rider is purchased.  The Annuitant must be a Covered Person.

Please add Protective Income Manager to my Contract when it is issued, based on ☐ one Covered Person -or- ☐ two Covered Persons.  Complete LAD-1216, “Protective Income Manager Withdrawal Form” to start withdrawals.

SecurePay Withdrawal Benefit®:  You may purchase SecurePay now or use RightTime® to purchase it prior to the oldest Owner’s or Annuitant’s 86th birthday.  * SecurePay R72 is not available if an Owner or Annuitant is younger than age 55.

☐ SecurePay	☐ * SecurePay R72

Automatic Purchase Plan:  Not available with Partial Automatic Withdrawals or Protective Income Manager.  Attach a voided check or deposit ticket.

Draft $        per      month -or-      quarter from my account on the        day (1st — 28th) of the month and apply to my Contract.

Partial Automatic Withdrawals:  Not available with Automatic Purchase Plan or Protective Income Manager.  Attach a voided check or deposit ticket.

Withdraw $        per      month -or-      quarter from the Contract on the        day (1st — 28th) of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	☐	Yes	☐	No
Do you believe the annuity meets your financial needs and objectives?	☐	Yes	☐	No

SIGNATURES

I understand this application will be part of the annuity contract.  The information I provide is true and correct to the best of my knowledge and belief.  The company will treat my statements as representations and not warranties.   The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve risk, including the possible loss of principal.  The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at: (City & State)	on (Date) .

Owner 1:	Owner 2:	Annuitant:

Federal law requires the following notice:  We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief…

Does the applicant have any existing annuity contract or life insurance policy?	☐	Yes	☐	No
Does this annuity change or replace an existing annuity contract or life insurance policy?	☐	Yes	☐	No

I have determined the suitability of this annuity to the applicant’s financial situation and objectives by inquiring into the applicant’s:

☐ financial status	☐ tax status	☐ investment objectives	☐ other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant’s identity:                                                          #

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Signature:	Print Name:
Producer #	Brokerage:
Florida License # (if applicable)	Phone #

☐ A ☐ B ☐ C ☐ D